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                                                                     EXHIBIT 4.6

                                 AMENDMENT NO. 2
                                       TO
                                 NOTE AGREEMENT

      This AMENDMENT NO. 2 TO NOTE AGREEMENT (this "Amendment"), dated as of December 31, 1996, is made by and among GENENCOR INTERNATIONAL, INC., a Delaware corporation (together with its successors and assigns, the "Company"), and each of the institutions that are signatories hereto (such institutions being collectively referred to as the "Noteholders").

                                   BACKGROUND

      1. The Company and each of the Noteholders are parties to the Note Agreement dated as of March 28, 1996, as amended by Amendment No. 1 to Note Agreement dated as of September 25, 1996 (as so amended prior to the effectiveness of this Amendment, the "Existing Note Agreement" and as amended by this Amendment, the "Amended Note Agreement"), pursuant to which the Company sold, and the Noteholders purchased, One Hundred Forty Million Dollars ($140,000,000) in aggregate principal amount of the Company's 6.82% Senior Notes due March 30, 2006 (the "Notes").

      2. The Noteholders and the Company wish to amend certain provisions of the Existing Note Agreement pursuant to and in accordance with the provisions hereof.

      NOW, THEREFORE, in consideration of the foregoing, the mutual premises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINED TERMS.

      All capitalized terms used but not specifically defined in this Amendment have the respective meanings assigned to them in or pursuant to the provisions of the Existing Note Agreement.

SECTION 2. AMENDMENTS OF EXISTING NOTE AGREEMENT.

            2.1 AMENDMENT OF PARAGRAPH 5H(ii).

      Paragraph 5H(ii) of the Existing Note Agreement is hereby amended and restated in its entirety to read as follows:

      (ii) SUBSIDIARY GUARANTIES. Each Person that becomes a Material Subsidiary and is organized under the laws of the United States, any state thereof or the District of Columbia will execute and deliver to each of the holders of the Notes, within thirty (30) days after becoming a Material Subsidiary (or on the Release Date, if such date is later), a duly authorized Joinder Agreement, a Secretary's Certificate substantially in the form of Exhibit F hereto, and an opinion of counsel to such Material Subsidiary regarding the authorization, execution and delivery of such Joinder Agreement, and its enforceability, which opinion shall be satisfactory in all respects to the Required Holders. Notwithstanding the foregoing, the requirements of this paragraph 5H(ii) shall not apply to Genencor International Indiana, Inc., a Subsidiary organized under the

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laws of Indiana, so long as such Subsidiary is not required to enter into a guaranty under or in respect of the Revolving Credit Agreement.

            2.2 AMENDMENT OF PARAGRAPH 10B.

      Paragraph 10B of the Existing Note Agreement is hereby amended by amending and restating the definition of "Subsidiary Guarantor" to read as follows:

      "SUBSIDIARY GUARANTOR" means and includes, at any time, Finnsugar Starch Enzymes U.S. Inc., a corporation organized under the laws of Delaware, and any other Subsidiary that is a guarantor at such time under the Subsidiary Guaranty.

SECTION 3. WARRANTIES AND REPRESENTATIONS.

The Company warrants and represents to each Noteholder that as of the date hereof:

            3.1 NO MATERIAL ADVERSE CHANGE.

      There has been no material adverse change in the business, condition or operations (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, since March 28, 1996.

            3.2 NO DEFAULTS.

      No event has occurred and no condition exists that, on the date hereof, would constitute a Default or Event of Default.

            3.3 AMENDMENT AND AMENDED NOTE AGREEMENT ARE ENFORCEABLE.

      This Amendment and the Amended Note Agreement are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as the enforceability hereof and of the Amended Note Agreement may be limited by applicable bankruptcy, reorganization, arrangement, insolvency, moratorium or other similar laws affecting the enforceability of creditors' rights generally and the application of general equitable principles.

SECTION 4. RELEASE.

      Each of the Noteholders hereby releases Genencor International B.V. The Netherlands, Genencor International Europe Oy, and Genencor International N.V. Belgium (collectively, the "Released Guarantors") from all obligations and liabilities under the Subsidiary Guaranty (the "Existing Subsidiary Guaranty). Except for such release, the Subsidiary Guaranty remains in full force and effect in respect of Finnsugar Starch Enzymes U.S. Inc. ("Finnsugar'), but the parties hereto agree that the Existing Subsidiary Guaranty shall be replaced, concurrently with the effectiveness of this Amendment, by an amended and restated subsidiary guaranty (the "New Subsidiary Guaranty") substantially in the form attached hereto as Exhibit A.

SECTION 5. EFFECTIVE TIME.

      This Amendment and the release described in Section 4 shall become effective when and only when


                                       2
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            (a) the Company and the Required Holders shall have executed and delivered this Amendment;

            (b) the Company shall have caused Finnsugar to execute and deliver the New Subsidiary Guaranty, accompanied by a Secretary's certificate, and an opinion of counsel to Finnsugar regarding the authorization, execution and delivery of the New Subsidiary Guaranty, and its enforceability, which certificate and opinion shall be satisfactory in all respects to the Required Holders;

            (c) the Company shall have delivered a certificate, signed by a Responsible Officer, which certificate shall be satisfactory in all respects to the Required Holders; and

            (d) the Required Holders shall have received evidence satisfactory to them that the Banks are, concurrently with the effectiveness of this Amendment, releasing the Released Guarantors from all liability under any Guaranty entered into for the benefit of the Banks under the Revolving Credit Agreement and amending the Revolving Credit Agreement so that no Guaranties for any payment thereunder are now in effect from, or will be required to be granted by, Subsidiaries which are not providing any Guaranty to the Noteholders.

For the avoidance of doubt, the Company acknowledges that the certificate referred to in clause (c) above constitutes a "writing" for purposes of paragraph 7A(v) of the Amended Note Agreement.

SECTION 6. EFFECT OF AMENDMENT.

      Except as expressly provided in this Amendment, the Existing Note Agreement and the Notes shall remain in full force and effect, without modification or amendment. This Amendment shall be binding upon, and shall inure to the benefit of, the successors and assigns of the parties hereto and the holders from time to time of the Notes.

SECTION 7. EXPENSES.

      The Company shall promptly (and in any event within thirty (30) days of receiving any statement or invoice therefor) pay all out-of-pocket expenses relating to this Amendment, including but not limited to the fees and disbursements of Hebb & Gitlin, special counsel to the Noteholders. The obligations of the Company under this Section 7 shall survive the termination of this Amendment.

SECTION 8. SURVIVAL.

      All warranties, representations, certifications and covenants made by the Company in this Amendment or in any certificate or other instrument delivered by the Company or on its behalf under this Amendment shall be considered to have been relied upon by the Noteholders and shall survive the execution of this Amendment, regardless of any investigation made by or on behalf of any Noteholder. All statements in any such certificate or other instrument shall constitute warranties and representations of the Company under this Amendment.


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SECTION 9. DUPLICATE ORIGINALS.

      Two or more duplicate originals of this Amendment may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

SECTION 10. EXECUTION IN COUNTERPART.

      This Amendment may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party to this Amendment, and each set of counterparts which, collectively, show execution by each such party to this Amendment shall constitute one duplicate original.

SECTION 11. GOVERNING LAW.

      This Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal law of the State of New York.

      (Remainder of page intentionally blank. Next page is signature page.]


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

      IN WITNESS WHEREOF, the Company and the Noteholders have executed this Amendment as of the date first above written.

                                        GENENCOR INTERNATIONAL, INC.

                                    By: /s/ Stuart L. Melton
                                        --------------------------------------

                                  Name: Stuart L. Melton

                                 Title: Senior Vice President,
                                        Commercial and Legal Affairs

                         Date Executed:                     December 19, 1997


                                        THE PRUDENTIAL INSURANCE COMPANY OF
                                        AMERICA

                                    By: /s/ Kevin J. Kraska
                                        --------------------------------------

                                  Name: Kevin J. Kraska

                                 Title: Vice President

                          Date Executed                     December 15, 1997


                                        THE NORTHWESTERN MUTUAL LIFE
                                        INSURANCE COMPANY

                                    By: /s/ J. Thomas Christofferson
                                        --------------------------------------

                                   Name J. Thomas Christofferson

                                 Title: Vice President

                         Date Executed:                     December 19, 1997


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                                        ALLMERICA FINANCIAL LIFE INSURANCE
                                        AND ANNUITY COMPANY

                                    By: /s/ Scott C. Hyney
                                        ----------------------------------------

                                  Name: Scott C. Hyney

                                 Title: Assistant Vice President

                         Date Executed:                        December 16, 1997


                                        FIRST ALLMERICA FINANCIAL LIFE
                                        INSURANCE COMPANY

                                    By: /s/ Scott C. Hyney
                                        ----------------------------------------

                                  Name: Scott C. Hyney

                                 Title: Assistant Vice President

                          Date Executed                        December 16, 1997


                                        THE HANOVER INSURANCE COMPANY

                                    By: /s/ William K. Fain
                                        ----------------------------------------

                                  Name: William K. Fain

                                 Title: Assistant Treasurer

                         Date Executed:                        December 16, 1997


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                                        CITIZENS INSURANCE COMPANY OF
                                        AMERICA

                                    By: /s/ William K. Fain
                                        ----------------------------------------

                                  Name: William K. Fain

                                 Title: Assistant Treasurer

                         Date Executed:                       December 19, 1997


                                        CONNECTICUT GENERAL LIFE
                                        INSURANCE COMPANY
                                        By CIGNA Investments, Inc.

                                    By: /s/ Thomas P. Shea
                                        ----------------------------------------

                                  Name: Thomas P. Shea

                                 Title: Vice President

                          Date Executed                       December 16, 1997


                                        CONNECTICUT GENERAL LIFE
                                        INSURANCE COMPANY, on behalf of one or
                                        more separate accounts
                                        By Cigna Investments, Inc.

                                    By: /s/ Thomas P. Shea
                                        ----------------------------------------

                                  Name: Thomas P. Shea

                                 Title: Vice President

                         Date Executed:                       December 16, 1997


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

                                        LIFE INSURANCE COMPANY OF NORTH AMERICA
                                        By CIGNA INVESTMENTS, INC.

                                    By: /s/ Thomas P. Shea
                                        ----------------------------------------

                                  Name: Thomas P. Shea

                                 Title: Vice President

                         Date Executed:                       December 16, 1997


                                        UNITED OF OMAHA LIFE INSURANCE COMPANY

                                    By: /s/ Edwin H. Garrison, Jr.
                                        ----------------------------------------

                                  Name: Edwin H. Garrison, Jr.

                                 Title: First Vice President

                          Date Executed                       December 15, 1997


                                        AMERICAN REPUBLIC INSURANCE COMPANY

                                    By:
                                        ----------------------------------------

                                  Name:

                                 Title:

                         Date Executed:                     December _____, 1997


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

                                        COMPANION LIFE INSURANCE COMPANY

                                    By: /s/ Edwin H. Garrison, Jr.
                                        ----------------------------------------

                                  Name: Edwin H. Garrison, Jr.

                                 Title: Assistant Treasurer

                                    By: /s/ Jeffry F. Sailer
                                        ----------------------------------------

                                  Name: Jeffry F. Sailer

                                 Title: Assistant Treasurer

                          Date Executed:                      December 19,  1997


                                        METROPOLITAN LIFE INSURANCE COMPANY

                                    By: /s/ Michael J. Kroeger
                                        ----------------------------------------

                                  Name: Michael J. Kroeger

                                 Title: Managing Director

                          Date Executed                        December 16, 1997


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

                                        PACIFIC MUTUAL LIFE INSURANCE COMPANY

                                    By: /s/ Diane W. Dales
                                        ----------------------------------------

                                  Name: Diane W. Dales

                                 Title: Assistant Vice President

                                    By: /s/ Audrey L. Milfs
                                        ----------------------------------------

                                  Name: Audrey L. Milfs

                                 Title: Corporate Secretary

                         Date Executed:                        December 19, 1997


                                        GUARANTEE INSURANCE COMPANY

                                    By: /s/ Robert M. Jergovic
                                        ----------------------------------------

                                  Name: Robert M. Jergovic, CFA

                                 Title: Vice President - Private Investments

                          Date Executed                        December 15, 1997


                                        THE OHIO CASUALTY INSURANCE COMPANY

                                    By: /s/ Barry S. Porter
                                        ----------------------------------------

                                  Name: Barry S. Porter

                                 Title: CFO and Treasurer

                         Date Executed:                        December 18, 1997


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                                        BERSHIRE LIFE INSURANCE COMPANY

                                    By: /s/ Ellen I. Whittaker
                                        ----------------------------------------

                                  Name: Ellen I. Whittaker

                                 Title: Investment Officer

                         Date Executed:                        December 17, 1997


                                        WOODMAN ACCIDENT AND LIFE COMPANY

                                    By: /s/ A. M. McCray
                                        ----------------------------------------

                                  Name: A. M. McCray

                                 Title: Vice President and Assistant Treasurer

                          Date Executed                        December 15, 1997


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

                CONSENT AND CONFIRMATION OF SUBSIDIARY GUARANTEE

      The undersigned consents and agrees to the amendments effected by the foregoing Amendment and acknowledges that the Subsidiary Guaranty remains in full fore and effect with respect to the Notes and the Amended Note Agreement.

                                         FINNSUGARSTARCH ENZYMES U.S., INC.


                                        By: /s/ Stuart L. Melton
                                            ------------------------------------

                                      Name: Stuart L. Melton

                                     Title: Secretary and Treasurer


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